                                  SCHEDULE "A"

To the annexed Debenture Trust Indenture dated as of August 8, 1996 and made effective as of July 31, 1996 between Battery One, Inc. and Montreal Trust Company of Canada, as Trustee.

                               (Form of Debenture)


                                BATTERY ONE, INC.
                    (Incorporated under the laws of Alberta)


No.                                            $
   --------------                               --------------------

     $6,000,000 10% CONVERTIBLE FIXED AND FLOATING CHARGE SECURED DEBENTURE
                                DUE JULY 31, 2001


          Battery One, Inc. (hereinafter referred to as the "Corporation") for value received hereby promises to pay to_____________________________________, the registered holder hereof on or before July 31, 2001, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (as hereinafter defined), on presentation and surrender of this Debenture, the sum of _______________________ ($____________________) Dollars in lawful money of Canada, together with such further amount, if any, as may be payable in accordance with the provisions of the Indenture.

          Interest shall be payable on the outstanding balance of the principal amount of this Debenture at a rate of ten (10%) percent per annum and payable after as well as before maturity, default and judgment with interest payable on overdue interest at the same rate.

          The Corporation will pay interest semi-annually on the last day of each calendar month of such half year during the term of this Debenture (June 30 and December 31), from the date of execution of this certificate, with the first payment of interest to commence on December 31, 1996.

          This Debenture is one of a series of $6,000,000 10% Convertible Fixed and Floating Charge Secured Debentures (herein referred to as the "Debentures") in the maximum aggregate principal amount of six million ($6,000,000) dollars in lawful money of Canada issued under an Indenture (herein referred to as the "Indenture") dated as of August 8, 1996 and made effective as of July 31, 1996 and made between the Corporation and Montreal Trust Company of Canada (the "Trustee"), as trustee, to which Indenture and all instruments supplemental thereto or in implementation thereof reference is hereby made for a description of the rights of the holders of the said Debentures, of the Corporation and of the Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture and such instruments supplemental thereto or in implementation thereof were herein set forth, to all of which provisions the holder of this Debenture, by acceptance hereof, assents.

          The Debentures are issuable as fully registered Debentures in denominations of one thousand ($1,000) dollars and any integral multiples of one thousand ($1,000) dollars. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures of an equal aggregate principal amount in any other authorized denomination or denominations.

          The principal hereof may also become or be declared due before stated maturity on the conditions, in the manner, with the effect and at the time set forth in the Indenture.

          This Debenture may be converted into Common Shares of the Corporation at the option of the Holder, on the terms and conditions set out in the Indenture.

          The Indenture contains provisions for the holding of meetings of Debentureholders and rendering resolutions passed at such meetings and instruments in writing signed by the holders of a specified majority of the Debentures outstanding binding upon all Debentureholders, subject to the provisions of the Indenture.

          This Debenture may only be transferred upon compliance with the conditions prescribed in the Indenture, on the registers to be kept at the office of the Trustee in the City of Calgary and at such other place or places, if any, as the Corporation with the approval of the Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

          This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

          THIS DEBENTURE IS SUBJECT TO RESALE RESTRICTIONS AND MAY NOT BE SOLD OR OTHERWISE TRADED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF APPLICABLE SECURITIES LEGISLATION. COMPLIANCE WITH THE SECURITIES LAWS OF ANY JURISDICTION TO WHICH THE DEBENTUREHOLDER OR TRANSFEREE IS SUBJECT IS THE RESPONSIBILITY OF THE DEBENTUREHOLDER OR ITS TRANSFEREE.

          IN WITNESS WHEREOF the Corporation has caused its corporate seal to be hereunto affixed and this Debenture to be signed by its proper officers in that behalf as of August 8, 1996.

                                      BATTERY ONE, INC.


                                      Per:
                                          -----------------------------------


                                      Per:
                                          -----------------------------------

                         (FORM OF TRUSTEE'S CERTIFICATE)

          This Debenture is one of the $6,000,000 10% Convertible Fixed and Floating Charge Secured Debentures referred to in the Indenture within mentioned.

                                      MONTREAL TRUST COMPANY OF CANADA




                                      Per:
                                          -----------------------------------

                                  TRANSFER FORM


FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto:


     ----------------------------------
     (Print name of assignee)


     ----------------------------------
     (Print address of assignee)


     ----------------------------------


     ----------------------------------


the within Debenture of Battery One, Inc. and hereby irrevocably constitutes and appoints
         -------------------------------- Attorney to

transfer the said Debenture on the registers of the Corporation, with full power of substitution in the premises.




DATED:
      -------------------------



-----------------------                      --------------------------
(SIGNATURE GUARANTEED)                       (SIGNATURE OF TRANSFEROR)


The signature of the
registered holder of the
within Debenture to the
foregoing assignment must be
guaranteed by a chartered
bank, by a trust company or by
a member firm of a Canadian
Stock Exchange.

TRANSFER AGENT

Montreal Trust Company of Canada
Suite 600, 530 - 8th Avenue S.W.
Calgary, Alberta
T2P 3S8

                                BATTERY ONE, INC.

                                 CONVERSION FORM


TO:       BATTERY ONE, INC.



          The undersigned registered holder of the within Debenture hereby irrevocably elects to convert said Debenture (or $________________ principal amount thereof*) into Common Shares of Battery One, Inc. in accordance with the terms of the Indenture referred to in said Debenture and directs that the Common Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

     * If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be $10,000 or integral multiples thereof) to be converted.



---------------------   ---------------------------------------------------
SIGNATURE GUARANTEED    (SIGNATURE OF REGISTERED HOLDER) If shares are to be
                        issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, by a trust company, or by a member firm of a Canadian Stock
                        Exchange.


                               Name:
                                    --------------------------------------


                               -------------------------------------------
                               (Address)               (City and Province)

          (Print name in which Common Shares issued on conversion are to be issued, delivered and registered)



TRANSFER AGENT

Montreal Trust Company of Canada
Suite 600, 530 - 8th Avenue S.W.
Calgary, Alberta
T2P 3S8